CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 30, 2009
Date of Report
(Date of Earliest Event Reported)

EDGEWATER FOODS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-138111	20-4672080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 310, Gaithersburg, Maryland 20878
(Address of principal executive offices (zip code))

(250) 757-9811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management
Item 5.03: Amendments to Articles of Incorporation

Section 8 – Other Events
Item 8.01: Other Events

Pursuant to our shareholder’s approval, which we received at our Annual Shareholder Meeting held on January 12, 2009, we changed our corporate name from Edgewater Foods International, Inc. to Ocean Smart, Inc.  To effect this change, we amended our articles of incorporation by filing a certificate of amendment with Nevada’s Secretary of State.  A copy of our Certificate of Amendment to our Articles of Incorporation is attached hereto as an exhibit.  The name change is effective as of March 3, 2009; however, we did not receive any confirmation of this change from Nevada’s Secretary of State until today – March 30, 2009.

In connection with our name change, we also received a new cusip number.   As of February 23, 2009, our new cusip number is 67502R102.  Additionally, we have filed with NASDAQ for a new trading symbol but have not yet received; we will file an amendment to this 8-K once we do.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to Articles of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewater Foods International, Inc.

By: /s/ Robert Saunders
Robert Saunders
Chief Executive Officer